EXHIBIT 10.30



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 25th day of March, 1996, by and between HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation (the "Company"), and DONALD ENGEL (the "Executive").

                     P R E L I M I N A R Y     S T A T E M E N T

         The Company desires to retain the Executive to serve as its Co-Chairman of the Board of Directors ("Co-Chairman") and Chief Executive Officer ("CEO") for such period as the Company and the Executive mutually desire and the Executive desires to be retained by the Company in such capacity.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1.       EMPLOYMENT.

                  1.1. EMPLOYMENT AND TERM. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein until such time as either the Company or the Executive gives notice of its or his intention to terminate his employment hereunder or until otherwise (the "Expiration Date") terminated as hereinafter set forth. The period during which the Executive is employed is hereunder shall be hereinafter referred to as the "Employment Period".

                  1.2. DUTIES OF THE EXECUTIVE. The Executive shall, during the Employment Period, devote his full time, energies, talents and efforts to serving in the capacities of Co-Chairman and CEO in the best interests of the Company, and shall perform the duties consistent with those offices assigned to him from time to time by the Board of Directors of the Company or any properly constituted committee thereof (the "Board") faithfully, efficiently and in a professional manner. If, at any time during the Employment Period, either the Company or the Executive believes that it is no longer in their mutual best interests to have the Executive serve as Co-Chairman or CEO, either may give notice to the other and, ten (10) days thereafter the Executive shall cease being the Company's Co-Chairman and CEO and the employment of Executive hereunder shall terminate. Executive shall perform such services customary to the offices described above. Executive shall report to, and shall be subject solely to the supervision and direction of the Board. Prior to the time that the Executive ceases to be Co-Chairman and CEO of the Company, the Executive shall, at the request of the Board, accept election and serve as an officer or director of the Company and/or any subsidiary of the Company, without any additional compensation therefor other than that specified herein, subject to the existence, to


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Executive's satisfaction, of appropriate indemnification and/or insurance for his service in such capacities. The Board may delegate certain of the duties of the Executive set forth herein or formerly performed by the Executive for the Company to other individuals or entities employed or retained by the Company, without, however, diminishing in any way the compensation due to the Executive hereunder.

                  1.3. PLACE OF PERFORMANCE. During the Employment Period, the Company may request the Executive to travel in order to perform the nature and extent of his duties hereunder. The Executive's obligation to travel at the Company's request shall not be inconsistent with the other considerations set forth herein. In no event shall the demands on the Executive's time be such as would reasonably require him to change his current residence.

         2. COMPENSATION. The Company shall pay to Executive compensation for services provided hereunder as set forth in the Addendum to the Agreement (the "Addendum"). Payments to Executive shall be less applicable social security and withholding taxes and any other applicable payroll deductions, if any.

         3.       TERMINATION PROVISIONS.

                  3.1. TERMINATION. Either party to this Agreement shall have the right to terminate this Agreement upon ten (10) days prior written notice to the other party. Upon the termination of Executive's employment relationship with the Company pursuant to this Section 3.1, the Executive shall, subject to the other provisions of this Agreement, only be entitled to receive the compensation specified in Sections 4.1 and 4.7 hereof.

                  3.2. DEATH. The Executive's employment relationship with the Company shall terminate automatically upon the death of the Executive, without any requirement of notice by the Company to the personal representative or executor of the Executive's estate. Upon termination of the Executive's employment with the Company pursuant to this Section 3.2, the Executive shall, subject to the other provisions of this Agreement, only be entitled to the compensation specified in Sections 4.2 and 4.4 hereof.

         4.       COMPENSATION AND BENEFITS UPON TERMINATION.

                  4.1. TERMINATION. Upon the termination of the Executive's employment with the Company pursuant to Section 3.1 above, then the Company shall pay the Executive any unpaid amounts of his Base Salary and accrued bonus, if any, through the date of termination.

                  4.2. DEATH. Upon the Executive's death, the Company shall pay to the person designated by the Executive in a notice filed with the Company or, if no person is designated, to the personal representative or executor of his estate when, as and if received by the Company, any payments to Executive's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy or other plan or policy then maintained by the Company. Any life insurance policy currently maintained by the Company


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for the benefit of the Executive shall remain in full force and effect and shall not be amended or modified except to allow for any increase in benefits payable pursuant thereto.

                  4.3. NO MITIGATION. The aggregate amount payable by the Company to the Executive pursuant to the foregoing provisions shall not be reduced or mitigated in any respect.

                  4.4. BONUS. If the Executive's employment is terminated with the Company for any reason, the Executive shall be paid, solely in consideration for services rendered by the Executive prior to such termination, any unpaid Annual Incentive Bonus previously established in writing by the Board, or any duly appointed committee thereof, with respect to the Company's fiscal year in which the termination date occurs, equal to such Annual Incentive Bonus that would have been payable to the Executive for the fiscal year if the Executive's employment had not been terminated, multiplied by the number of days in the fiscal year prior to and including the date of termination and divided by three hundred sixty-five (365).

         5. SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. This Agreement and the Executive's rights and obligations hereunder may not be assigned by the Executive.

         6. ENTIRE AGREEMENT. Except as otherwise provided in this Agreement, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes and revokes any and all prior or existing agreements, written or oral, relating to the subject matter hereof (which shall be void and of no further force and effect), and this Agreement shall be solely determinative of the subject matter hereof. Notwithstanding the foregoing, the Indemnification Agreement by and between the Executive and the Company dated as of the date hereof shall be and remain in full force and effect.

         7.       CONFIDENTIAL INFORMATION; NON-COMPETITION; EQUITABLE REMEDIES.

                  7.1.     CONFIDENTIAL INFORMATION.

                           (a)      The Executive acknowledges that the
Company's client list and manner of doing business is proprietary to the Company. Except as may be required by the lawful order of a court or agency of competent jurisdiction, the Executive shall keep secret and confidential indefinitely all nonpublic information concerning the Company, its affiliates and its clients which was acquired by or disclosed to the Executive during the course of his employment with the Company including, without limitation, information relating to the Company (including, without limitation, business methods, business policies, procedures, techniques, trade secrets, client and/or customer lists, compensation levels, costs, financial data and plans), the Company's clients, and not to disclose the same, either directly or indirectly, to any other person, firm or business entity, or to use it in any way; provided, however, that the provisions of this paragraph 7.1 shall not apply to information which is in the public domain; and provided further, that the

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Company recognizes that the Executive has acquired, prior to his employment with the Company and shall acquire during the course of his employment with the Company, certain general information not specific to the Company and its clients which Executive may use consistent with the provisions of applicable Federal or state laws or the provisions of paragraph 7 hereof. While he is employed by the Company, the Executive will not make any statement or disclosure which would be prohibited by applicable Federal or state laws nor any statement or disclosure which is intended or reasonably likely to be detrimental to the Company or any of its subsidiaries or affiliates, or any of their clients. Executive shall execute Company's standard confidentiality agreement attached as Exhibit A upon execution of this Agreement.

                           (b)      Upon the termination of the Executive's
employment with the Company for any reason whatsoever, the Executive shall promptly return to the Company all documents, records, notebooks and other materials which belong to the Company or any of its affiliates, clients or clients' customers or sponsors and which are in the possession of the Executive, including all copies thereof.

                           (c)      In the event that the Executive is required,
by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose nonpublic information, the Executive shall provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Executive with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, the Executive is, in the opinion of counsel for the Company, compelled to disclose nonpublic information not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such nonpublic information may be so disclosed; provided that the Executive shall disclose only that information that is required and shall redact or withhold all information not required to be disclosed.

                  7.2.     NONCOMPETITION/NONSOLICITATION/NONDISPARAGEMENT.

                           In addition to the provisions of Section 7.1:

                           (i)      For the period (the "Noncompetition Period")
commencing on the date hereof and continuing through the fifth anniversary of the termination of the Executive's employment relationship hereunder, the Executive will not serve as or be a consultant to or employee, officer, agent, director or owner of more than five percent of another corporation, partnership or other entity which competes in any manner with or detracts from any recycling or solid-waste disposal business in which the Company or its subsidiaries or affiliates then engages (the "Business") and which operates (excluding corporate offices) within any state in which the Company conducts business.

                           (ii)     For the period (the "Nonsolicitation
Period") commencing on the Commencement Date and ending on the second anniversary of the date on which the Executive's employment relationship with the Company is terminated or ceases for any reason, the Executive


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shall not (i) solicit for employment or endeavor in any way to entice away from employment with the Company or its affiliates any employee of the Company or its affiliates who is an officer or a manager of any division; nor (ii) solicit or accept business competitive with the Business from any clients of the Company or its affiliates, from any prospective clients whose business the Company or any affiliate of the Company is in the process of soliciting at the time the Executive's employment with the Company terminated or ceased, or from any former clients which had been doing business with the Company within one (1) year prior to the time the Executive's employment with the Company terminated or ceased.

                           (iii)    For the period (the Nondisparagement
Period") commencing on the Commencement Date and ending on the fifth anniversary of the date on which the Executive's employment relationship with the Company is terminated or ceases for any reason, the Executive will not directly or indirectly disparage the commercial, business or financial reputation of the Company or any of its affiliates or clients.

                           (iv)     During the Noncompetition Period, the
Executive shall offer to the Company any and all business opportunities in the Business, whether or not in the same geographic regions in which the Company's businesses operate (the "Area"). If the Company wishes to pursue such opportunity, it shall so notify the Executive within 30 days and so long as the Company is diligently pursuing such opportunity, the Executive shall not do so. If the Company does not wish to pursue such opportunity and so notifies the Executive, then, (i) if the opportunity is in the Area, the Executive may not pursue the opportunity, (ii) if the opportunity is not in the Area, the Executive may pursue the opportunity without being in violation hereof.

                  7.3.     EQUITABLE REMEDIES.

                           (a)      The Executive acknowledges that the
restrictions contained in the foregoing paragraphs 7.1 and 7.2 in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the Company, and the Executive therefore acknowledges that, in the event of his violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

                           (b)      If the period of time specified in
paragraphs 7.1 and 7.2 above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months so that such restrictions may be enforced for such time as is adjudged to be reasonable.

         8. ARBITRATION. Any dispute or controversy (except for disputes arising under Section 7) arising under or in connection with this Agreement shall be settled exclusively by


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arbitration in accordance with the rules of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules). Within seven (7) days after receipt of written notice from either party that a dispute exists and that arbitration is required, both parties must within seven (7) business days agree on an acceptable arbitrator.
If the parties cannot agree on an arbitrator, then the parties shall list the "Big Six" accounting firms in alphabetical order and the first firm that does not have a conflict of interest and is willing to serve will be selected as the arbitrator. The parties agree to act as expeditiously as possible to select an arbitrator and conclude the dispute. The arbitrator must render his decision in writing within thirty (30) days of his or its appointment. The cost and expenses of the arbitration and of legal counsel to the prevailing party shall be borne by the non-prevailing party. Each party will advance one-half of the estimated fees and expenses of the arbitrator. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of Section 7 hereof.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflict of laws principles to the extent that such principles would require the application of laws other than the laws of the State of Florida. Venue for any action brought hereunder shall be in Dade County, Florida and the parties hereto waive any claim that such forum is inconvenient.

         10. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company:

                  16255 N.W. 54th Avenue
                  Miami, Florida 33014
                  Attn:  Chairman of the Board

                  If to the Executive:

                  Donald Engel
                  570 Park Avenue
                  New York, New York 10021

or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         11. SURVIVAL. The provisions of paragraph 7 of this Agreement shall survive, without limitation as to time, in accordance with their express terms, the date on which the Executive's employment with the Company ceases or is terminated for any reason.


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         12. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         13. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         14. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings any action for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable arbitration or court costs and attorneys' fees of the other, whether such costs and fees are incurred in an arbitration proceeding, a court of original jurisdiction or one or more courts of appellate jurisdiction.

         15. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of the Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                             THE COMPANY:

                                             HI-RISE RECYCLING SYSTEMS, INC.



                                             By: /s/ Mark D. Shantzis
                                                -----------------------------

                                             THE EXECUTIVE:


                                             /s/ Donald Engel
                                             --------------------------------
                                             Donald Engel


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                              ADDENDUM TO AGREEMENT

         THIS ADDENDUM dated as of March 25, 1996 is a part of the Employment Agreement dated as of March 25, 1996, by and between HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation (the "Company") and DONALD ENGEL (the "Executive"), as follows:

         Subject to the terms and conditions of the Employment Agreement, during the Employment Period, the Executive shall be compensated by the Company for his services as follows:

         (a) BASE SALARY. The Executive's annual salary during the Employment Period shall be $180,000 subject to increases in accordance with the Consumer Price Index, payable by check in equal installments as may be in accordance with the regular payroll policies of the Company as from time to time in effect, less such deductions or amounts to be withheld as shall be required by applicable law and regulations.

         (b) OTHER BENEFITS. The Executive shall be entitled to maintain his current medical/dental insurance at the Company's expense.

         (c) DISCRETIONARY BONUS. The Executive may receive a discretionary bonus during each year of the Employment Period in an amount determined by the Compensation Committee of the Board after its annual performance review of the Executive.

         (d) AUTOMOBILE ALLOWANCE; CELLULAR PHONE. The Company shall provide the Executive with an automobile allowance of six hundred dollars ($600) per month. The Executive shall be responsible for all expenses associated with such automobile, including, without limitation, insurance, gas and repairs. The Executive shall be provided with a cellular phone and reimbursed therefor, up to a maximum amount of $400 per month, in accordance with the policies of the Company as in effect from time to time.

         (e) EXPENSE REIMBURSEMENT. The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by him in the performance of his duties hereunder, including travel and entertainment, in accordance with Company policy and upon the presentation by the Executive of an itemized account of such expenditures and such documentary evidence as the Company may reasonably require.

         (f) OFFICE. The Executive shall be provided with an office and secretarial assistance in New York City consistent with those maintained to date by the Executive and


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                  the Company shall maintain at its expense, at the home of the
                  Executive, a computer and phone connection to the Company's offices.

         IN WITNESS WHEREOF, the parties have set their hands and seals.

THE EXECUTIVE:                               THE COMPANY:

                                             HI-RISE RECYCLING SYSTEMS, INC.


/s/ Donald Engel                                By: /s/ Mark D. Shantzis
-----------------------------                   ------------------------------
DONALD ENGEL

THE COMPANY:


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